News Release	Contact:
For Immediate Release	Anna Austin, EVP, Corporate Communications (314) 523-8354 Ian Chadsey, Manager, Investor Relations (416) 436-5949 Email: investor.relations@tlcvision.com

TLCVision Reports Record First Quarter

St. Louis, Missouri, May 5, 2005: TLC Vision Corporation (NASDAQ:TLCV; TSX:TLC), North America’s premier eye care services company, today announced its financial results for the three month period ended March 31, 2005. All dollar amounts are expressed in U.S. currency and results are reported in accordance with U.S. generally accepted accounting principles (U.S. GAAP) unless otherwise noted.

To provide maximum transparency in the release for our shareholders, consolidated results excluding the impact of the AMD segment, principally our investment in OccuLogix Inc., will be differentiated using italics text.

First Quarter 2005 Highlights

•	Revenues improved to $71 million, a 9% year-over-year increase

•	Net income increased 19% to $9.6 million oNet income increased 31% (excludes AMD)

•	Earnings per share rose to $0.13 compared to $0.12 per share year-over-year oEPS was $0.16 versus $0.12 per share year over year (excludes AMD)

•	Cash and short-term investments are $142.3 million

•	Cash and short-term investments are $93.3 million, up 11% from the previous quarter (excludes AMD)

Revenues

Total revenues for the first quarter 2005 rose 9% to $71 million compared to $65 million for the same period a year ago. Revenues for the first quarter increased as a result of higher refractive procedure volumes, growing custom mix and continued strong performance from the other healthcare services segment.

Refractive Revenues: Refractive revenues for the first quarter 2005 increased to $55.2 million compared to $50.9 million in 2004, led by 11% revenue growth in the corporate owned centers business.

Other Healthcare Revenues: The company continues to have strong growth from our other healthcare services. Other healthcare revenues were up 11% for the first quarter year-over-year comparisons, and generated 22% of total net revenues. The cataract business continues to drive strong growth, in both mobile and ASC operations.

Earnings

TLCVision experienced its 5th consecutive quarter of record, year-over-year earnings which is attributable to higher refractive and cataract procedure volumes and improved gross margins, increasing the leverage in the business model.

First quarter earnings of $9.6 million or $0.13 per share increased 19% from the previous year.

Net income, excluding the AMD segment, was up 31% to $11.2 million versus $8.6 million last year. Earnings per share were $0.16 for the quarter versus $0.12 last year.

Cash

The Company ended the first quarter in a strong financial position. Cash and short-term investments were $142.3 million at the end of the period.

Cash and short-term investments, excluding the AMD segment, totaled $93.3 million, 11% higher than at year-end.

Operating cash flow was $0.08 per share for the first quarter of 2005.

Excluding the AMD segment, operating cash flow was $0.16 per share which was the same as the first quarter last year. Cash generation in the current quarter was impacted by seasonally higher working capital, which should have a positive impact on second quarter cash generation.

“This represents five consecutive quarters of record, year-over-year, earnings for the company,” commented Jim Wachtman, President and Chief Executive Officer. “We continue to deliver impressive earnings growth as a result of higher procedure volumes and a disciplined approach to managing costs. The earnings growth coupled with strong cash flow generation has put us in a very strong financial position to drive our strategic initiatives for the future.”

Other Refractive Operating Metrics

Procedure Volume and Margins: Refractive volumes and gross profit margins increased again this quarter. Total paid laser procedures increased to 58,700. Same store centers refractive volumes increased 9% year-over-year. Surgical procedures continue to favor the centers business, which represent 60% of total refractive volume. Refractive gross profit margins increased to 35% as a result of higher refractive volume and improved custom mix.

CustomLASIK: TLCVision continued to outperform the industry with respect to CustomLASIK adoption. CustomLASIK procedures represented 58% of center volumes, and exited the quarter at 61%.

Conference Call

TLCVision is pleased to invite all interested parties to participate in a conference call during which these results will be discussed. The call will be held today, May 5, at 10:30 a.m. Eastern Time at 888-694-1321. The call will also be broadcast live and archived on the Company’s web site at www.tlcv.com under the “Webcasts” link in the Investor Relations section. In addition, the live web cast will be available at various other popular portals and financial web sites.

About TLCVision

TLCVision is North America’s premier eye care services company, providing eye doctors with the tools and technologies needed to deliver high-quality care. We maintain leading positions in Refractive, Cataract and Optometric Services markets, plus the AMD market through our significant ownership in OccuLogix, Inc (NASDAQ: RHEO, TSX: RHE). The key drivers of TLCVision‘s strategy are our affiliated network of over 13,000 eye doctors, proven corporate and consumer marketing and education programs, and access to state of the art clinical technologies. We are supported by strong financial performance, a culture of operational excellence and an experienced management team. The Company’s common shares trade on the NASDAQ National Market under the symbol ‘TLCV’ and on the Toronto Stock Exchange under the symbol ‘TLC’. More information about the Company can be found on the TLCVision web site at www.tlcv.com.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934, which statements can be identified by the use of forward looking terminology, such as “may”, “will”, “expect”, ”intend”, “anticipate”, “estimate”, “predict”, “plans” or “continue” or the negative thereof or other variations thereon or comparable terminology referring to future events or results. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, including the timing of expenditures, effects of competition, changes to pricing, acquisitions and expansion opportunities, any of which could cause actual results to vary materially from current results or TLCVision’s anticipated future results. See the Company’s reports filed with the Canadian Securities Regulators and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from results referred to in forward looking statements. TLCVision assumes no obligation to update the information contained in this press release.

TLC VISION CORPORATION
CONSOLIDATING STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands except per share amounts)

	Three Months Ended March 31, 2005			Three Months Ended March 31, 2004
	Results Before
	AMD	AMD	Total	Results Before AMD	AMD	Total
	Segment	Segment	TLCVision	Segment	Segment	TLCVision

Revenues:

Refractive:
Centers	$43,291	$—	$43,291	$38,838	$—	$38,838
Access	11,880	—	11,880	12,049	—	12,049
Other healthcare services	15,447	431	15,878	14,079	209	14,288

Total revenues	70,618	431	71,049	64,966	209	65,175

Cost of revenues:

Refractive:
Centers	28,099	—	28,099	26,152	—	26,152
Access	7,837	—	7,837	8,172	—	8,172
Other healthcare services	9,635	519	10,154	8,915	223	9,138

Total cost of revenues	45,571	519	46,090	43,239	223	43,462

Gross profit (loss)	25,047	(88)	24,959	21,727	(14)	21,713

General and administrative	8,228	3,223	11,451	7,256	97	7,353
Marketing	3,350	185	3,535	2,872	22	2,894
Research and development	--	—	—	—	374	374
Amortization of intangibles	1,011	—	1,011	1,012	—	1,012

Total operating costs	12,589	3,408	15,997	11,140	493	11,633

Operating income (loss)	12,458	(3,496)	8,962	10,587	(507)	10,080
Other income	255	—	255	—	—	—
Interest income	716	356	1,072	478	—	478
Interest expense	(457)	(1)	(458)	(881)	—	(881)
Minority interests	(2,185)	1,499	(686)	(1,874)	—	(1,874)
Earnings from equity investments	659	—	659	399	—	399

Income (loss) before income taxes	11,446	(1,642)	9,804	8,709	(507)	8,202
Income tax expense	(198)	—	(198)	(150)	—	(150)

Net income (loss)	$11,248	$(1,642)	$9,606	$8,559	$(507)	$8,052

Earnings (loss) per share – diluted	$0.16	$(0.03)	$0.13	$0.12	$0.00	$0.12

Weighted average number of common shares outstanding – diluted	72,045	72,045	72,045	69,433	69,433	68,433
Note: The AMD segment includes OccuLogix, Inc. (formerly Vascular Sciences Corporation), OccuLogix, L.P. and RHEO Clinic, Inc.

TLC VISION CORPORATION
CONSOLIDATING BALANCE SHEETS
(In thousands)

	March 31, 2005 (Unaudited)			December 31, 2004
Results Before				Results Before AMD	AMD
AMD		AMD	Total	Segment	Segment	Total
	Segment	Segment	TLCVision	(Unaudited)	(Unaudited)	TLCVision

ASSETS
Current assets
Cash and cash equivalents	$54,496	$6,631	$61,127	$15,847	$17,588	$33,435
Short-term investments	38,850	42,278	81,128	68,515	42,500	111,015
Accounts receivable	19,806	657	20,463	16,489	954	17,443
Prepaids and other current assets	12,557	3,511	16,068	12,212	1,609	13,821

Total current assets	125,709	53,077	178,786	113,063	62,651	175,714
Intercompany	1,955	(1,955)	—	1,877	(1,877)	—
Restricted cash	909	—	909	932	—	932
Investments and other assets	10,629	5,383	16,012	10,482	—	10,482
Goodwill	52,751	—	52,751	53,774	—	53,774
Intangibles, net	17,026	103	17,129	18,037	103	18,140
Fixed assets, net	45,060	563	45,623	45,636	563	46,199

Total assets	$254,039	$57,171	$311,210	$243,801	$61,440	$305,241

LIABILITIES
Accounts payable	$10,494	$560	$11,054	$8,491	$225	$8,716
Accrued liabilities	20,995	2,514	23,509	23,425	3,714	27,139
Current portion of long-term debt	6,327	—	6,327	8,664	—	8,664

Total current liabilities	37,816	3,074	40,890	40,580	3,939	44,519
Long-term debt, less current maturities	9,654	—	9,654	9,991	—	9,991
Other long-term liabilities	3,166	—	3,166	2,242	480	2,722
Minority interests	9,397	26,522	35,919	9,307	27,915	37,222
SHAREHOLDERS’ EQUITY
Capital stock	430,731	30,193	460,924	428,877	30,082	458,959
Option and warranty equity	2,095	—	2,095	2,872	—	2,872
Accumulated deficit	(238,820)	(2,618)	(241,438)	(250,068)	(976)	(251,044)

Total shareholders’ equity	194,006	27,575	221,581	181,681	29,106	210,787

Total liabilities and shareholders’ equity	$254,039	$57,171	$311,210	$243,801	$61,440	$305,241

Note: The AMD segment includes OccuLogix, Inc. (formerly Vascular Sciences Corporation), OccuLogix, L.P. and RHEO Clinic, Inc.

TLC VISION CORPORATION
CONSOLIDATING STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands except per share amounts)

	Three Months Ended March 31, 2005			Three Months Ended March 31, 2004
	Results Before
	AMD	AMD	Total	Results Before AMD	AMD	Total
	Segment	Segment	TLCVision	Segment	Segment	TLCVision
OPERATING ACTIVITIES
Net Income (loss)	$11,248	$(1,642)	$9,606	$8,559	$(507)	$8,052

Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	3,971	46	4,017	4,546	11	4,557
Write-off of investment in research and development arrangement	—	—	—	—	374	374
Minority interests	2,185	(1,499)	686	1,874	—	1,874
Earnings from equity investments	(659)	—	(659)	(399)	—	(399)
Loss (gain) on disposal of fixed assets	(96)	—	(96)	730	—	730
Gain on sale of subsidiaries	(319)	—	(319)	(1,278)	—	(1,278)
Compensation expense	69	—	69	420	—	420
Changes in operating assets and liabilities, net of acquisitions and dispositions	(4,627)	(2,872)	(7,499)	(3,576)	107	(3,469)

Cash from operating activities	11,772	(5,967)	5,805	10,876	(15)	10,861

INVESTING ACTIVITIES
Purchases of fixed assets	(2,681)	(46)	(2,727)	(1,570)	—	(1,570)
Proceeds from sale of fixed assets	454	—	454	147	—	147
Proceeds from divestitures of investments and subsidiaries, net	3,430	—	3,430	(271)	—	(271)
Distributions and loan payments received from equity investments	556	—	556	—	—	—
Investment in research and development arrangements	—	—	—	(374)	—	(374)
Acquisitions and investments	(443)	—	(443)	(4,210)	—	(4,210)
Proceeds from sale of short-term investments	34,350	4,400	38,750	—	—	—
Purchases of short-term investments	(4,685)	(4,178)	(8,863)	(7,125)	—	(7,125)
Purchases of long-term investments	—	(5,383)	(5,383)	—	—	—
Other	(125)	—	(125)	544	—	544

Cash from investing activities	30,856	(5,207)	25,649	(12,859)	—	(12,859)

FINANCING ACTIVITIES
Restricted cash movement	23	—	23	7	—	7
Principal payments of debt financing and capital leases	(4,219)	—	(4,219)	(4,566)	—	(4,566)
Proceeds from debt financing	1,117	—	1,117	—	—	—
Distributions to minority interests	(1,977)	—	(1,977)	(1,355)	—	(1,355)
Proceeds from issuance of common stock	1,077	—	1,077	8,287	—	8,287
Proceeds from issuance of OccuLogix, Inc. common stock	—	217	217	—	—	—

Cash from financing activities	(3,979)	217	(3,762)	2,373	—	2,373

Net increase (decrease) in cash and cash equivalents during the period	38,649	(10,957)	27,692	390	(15)	375
Cash and cash equivalents, beginning of period	15,847	17,588	33,435	21,554	26	21,580

Cash and cash equivalents, end of period	$54,496	$6,631	$61,127	$21,944	$11	$21,955

Operating cash flow per diluted share	$0.16	$(0.08)	$0.08	$0.16	$(0.00)	$0.16
Note: The AMD segment includes OccuLogix, Inc. (formerly Vascular Sciences Corporation), OccuLogix, L.P. and RHEO Clinic, Inc.